EXHIBIT 23-2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 2011 relating to the financial statements and financial statement schedules, which appears in Everest Reinsurance Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2010.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/S/ PricewaterhouseCoopers LLP

New York, New York
October 14, 2011